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                                                                    EXHIBIT 23.9



                        CONSENT OF SALOMON BROTHERS INC



     We hereby consent to the use of our name and to the description of our opinion letter, dated November 9, 1997, under the caption "The MCI/WorldCom Merger; Opinion of WorldCom's Financial Advisor" in, and to the inclusion of such opinion letter as Annex III to, the Joint Proxy Statement/Prospectus of WorldCom, Inc. and MCI Communications Corporation, which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 (File Number 333-36901 of WorldCom, Inc. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                          SALOMON BROTHERS INC



New York, New York


November 26, 1997